Exhibit 10.19

November 8, 2022

Shahram Salek-Ardakani, Ph.D.

Re: Transition and Consulting Agreement

Dear Shahram:

This letter sets forth the substance of the transition and consulting agreement (the “Agreement”) that Janux Therapeutics, Inc. (the “Company”) is offering to you to aid in your employment transition.

1.
Resignation Date. Pursuant to your voluntary resignation, which the Company hereby accepts, your last day of employment and resignation date shall be deemed to be November 8, 2022 (the “Resignation Date”). Effective as of the Resignation Date, you will have resigned from any and all offices and directorships you hold with the Company or any of its affiliated entities (if any) and agree to execute all documents reasonably requested by the Company to effectuate such resignation(s).
2.
Accrued Wages. On the Resignation Date, the Company shall have paid to you all accrued wages earned through the Resignation Date, subject to standard payroll deductions and withholdings. You are entitled to this payment regardless of whether or not you sign this Agreement.
3.
Consideration. Although the Company has no obligation to do so, if you timely sign and return this Agreement to the Company after the Resignation Date, allow the releases contained herein to become effective, and comply with all of your legal and contractual obligations to the Company, then the Company agrees to provide you with the following:
(a)
Signing Bonus Repayment Forgiveness. Pursuant to the employment agreement between you and the Company dated May 4, 2021 (the “Employment Agreement”), you were previously paid a one-time signing bonus in the amount of $125,000, less applicable withholdings and required deductions (the “Signing Bonus”). As part of this Agreement, and subject to your compliance with its terms, the Company acknowledges and agrees that you shall not be required to repay any portion of the Signing Bonus to the Company.
(b)
Health Insurance; COBRA. Provided that you or your covered dependents, as the case may be, timely elect continued coverage under COBRA, or state continuation coverage (as applicable), under the Company’s group health plans following such termination, the Company will pay directly to the carrier the full amount of your COBRA premiums on behalf of you for your continued coverage under the Company’s group health plans, including coverage for your eligible dependents, until the earliest of: (1) nine (9) months following the Resignation Date; (2) the date when you become eligible for substantially equivalent health insurance coverage in connection with new employment or self-employment; or (3) the date you cease to be eligible for COBRA or state law continuation coverage for any reason, including plan termination (such period from the Resignation Date through the earlier of (1)-(3), (the “COBRA Premium Period”)). In the event you become covered under another

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employer’s group health plan or otherwise cease to be eligible for COBRA during the COBRA Premium Period, you must immediately notify the Company of such event. Notwithstanding the foregoing, if at any time the Company determines that its payment of COBRA, or state continuation coverage, premiums on your behalf would result in a violation of applicable law (including, but not limited to, the 2010 Patient Protection and Affordable Care Act, as amended by the 2010 Health Care and Education Reconciliation Act), then in lieu of paying such premiums pursuant to this Section, the Company shall pay you on the last day of each remaining month of the COBRA Premium Period, a fully taxable cash payment equal to the COBRA or state continuation coverage premium for such month, subject to applicable tax withholding, for the remainder of the COBRA Premium Period. You may (but are not obligated to) use such payments toward the cost of your COBRA premiums.
(c)
Consulting Relationship. The Company will retain you, and you agree to provide consulting services for the Company, under the following terms and conditions (the “Consulting Relationship”):
(i)
Consulting Period. The Consulting Relationship will be deemed to have commenced on November 10, 2022 and will continue for a period of twelve (12) months thereafter (i.e. until November 10, 2023), unless the Consulting Relationship has already been terminated earlier pursuant to the below provisions (the “Consulting Period”). The Consulting Period can only be extended by a writing signed by you and the Chief Executive Officer of the Company.
(ii)
Consulting Services. You agree to provide consulting services to the Company in any area of your expertise, including but not limited to, providing strategic advice and counseling as requested by the Company’s Chief Executive Officer, and completing other assignments as requested and mutually agreed upon (the “Consulting Services”). You agree to exercise the highest degree of professionalism and utilize your expertise and creative talents in performing these services. You agree to make yourself available to perform such Consulting Services throughout the Consulting Period, on an as-needed and mutually agreeable basis. You will not be required to report to the Company’s offices during the Consulting Period, except as mutually agreed. When providing such services, you shall abide by the Company’s policies and procedures.
(iii)
Independent Contractor Relationship. Your relationship with the Company during the Consulting Period will be that of an independent contractor, and nothing in this Agreement is intended to, or should be construed to, create a partnership, agency, joint venture or employment relationship after the Resignation Date. Other than your COBRA rights, you will not be entitled to any of the benefits that the Company may make available to its employees, including but not limited to, group health or life insurance, profit-sharing or retirement benefits, and you acknowledge and agree that your relationship with the Company during the Consulting Period will not be subject to the Fair Labor Standards Act or other laws or regulations governing employment relationships.
(iv)
Consulting Fees. During the Consulting Period, you will be compensated at the rate of $33,333.33 per month for your Consulting Services (the “Consulting Fees”). You will submit invoices of your Consulting Services on a monthly basis, and the Company will provide payment of any owed Consulting Fees within thirty (30) calendar days after receipt of such invoices. The Company understands and agrees that the invoices will be “For Services Rendered” and additional detail or hourly billing is not expected or required. The Company will not withhold from the Consulting Fees any amount for taxes, social security or other payroll deductions. The Company will report your Consulting Fees on an IRS Form 1099. You acknowledge that you will be entirely responsible for payment of any taxes that may be due with regard to the Consulting Fees, and you hereby indemnify, defend and save harmless the Company, and its officers and directors in their individual capacities,

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from any liability for any taxes, penalties or interest that may be assessed by any taxing authority with respect to the Consulting Fees (with the exception of the employer’s share of social security, if any). The Company encourages you to obtain professional advice from an advisor of your choice with respect to the tax treatment of, and any and all tax issues with respect to, the Consulting Fees.
(v)
Equity. You were granted one or more options to purchase shares of the Company’s common stock (the “Options”), pursuant to the Company’s 2017 Equity Incentive Plan and the Company’s 2021 Equity Incentive Plan (collectively, as amended, the “Plans”). You acknowledge and agree that, notwithstanding any provision to the contrary contained in the Prior Agreements (as defined below), the Options or the Plans, the vesting of any unvested shares subject to the Options shall cease as of the Resignation Date and your Consulting Services shall not constitute Continuous Service under the Plans with respect to the Options. Your Options shall otherwise continue to be governed by the terms of the applicable grant notices, stock option agreements and the Plans.
(vi)
Limitations on Authority. You will have no responsibilities or authority as a consultant to the Company other than as provided above. You will have no authority to bind the Company to any contractual obligations, whether written, oral or implied, except with the written authorization of the Company’s Chief Executive Officer. You agree not to represent or purport to represent the Company in any manner whatsoever to any third party (including but not limited to customers, potential customers, investors, business partners or vendors), unless authorized by the Company’s Chief Executive Officer, in writing, to do so.
(vii)
Confidential Information and Inventions. You agree that, during the Consulting Period and thereafter, you will not use or disclose, other than in furtherance of the Consulting Services, any confidential or proprietary information or materials of the Company, including any confidential or proprietary information that you obtain or develop in the course of performing the Consulting Services. Any and all work product you create in the course and scope of performing the Consulting Services will be the sole and exclusive property of the Company. You hereby assign to the Company all right, title, and interest in and to all inventions, techniques, processes, materials, and other intellectual property developed in the course and scope of performing the Consulting Services. You further acknowledge and reaffirm your continuing obligations under your previously executed Confidentiality Agreement. Notwithstanding the foregoing nondisclosure obligations, pursuant to 18 U.S.C. Section 1833(b), you will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made: (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.
(viii)
Early Termination of Consulting Period. If, during the Consulting Period, you materially breach this Agreement (including any material breach of any of the representations, warranties or commitments made by you in this Agreement) or your continuing obligations owed to the Company (including but not limited to those in the Confidentiality Agreement), the Company has the right to immediately terminate the Consulting Period upon written notice to you. You have the right to terminate the Consulting Period at any time and for any reason upon fifteen (15) calendar days’ prior written notice to the Company. For the avoidance of doubt, provided you do not violate your previously executed Confidentiality Agreement, your employment, consulting, or other work relationships for another company, including a competing or potentially competing company, does not constitute a material breach of this Agreement.

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(ix)
Other Work Activities / Representations. Throughout the Consulting Period, you retain the right to engage in employment, consulting, or other work relationships in addition to your Consulting Services for the Company, so long as such activities do not present a conflict of interest with the Company’s business, or interfere with your continuing obligations owed to the Company. For the avoidance of doubt and for the purposes of this Agreement, provided you do not violate your previously executed Confidentiality Agreement, your employment, consulting, or other work relationships for another company, including a competing or potentially competing company, does not present a conflict of interest with the Company’s business nor does it interfere with your continuing obligations owed to the Company. In the event that it is unclear to you whether a particular activity would breach this commitment, you agree to contact the Company’s Chief Executive Officer to seek clarification. You represent and warrant that you maintain and operate a business that is separate and independent from the Company’s business, hold yourself out to the public as independently competent and available to provide applicable services similar to the Consulting Services, have obtained and/or expect to obtain clients or customers other than the Company for whom you will perform services, and will perform work for the Company that you understand is outside the usual course of the Company’s business.
4.
No Other Compensation or Benefits. You acknowledge that, except as expressly provided in this Agreement, you have not earned, and will not earn by the Resignation Date, and will not receive from the Company any additional compensation (including base salary, bonus, incentive compensation, or equity, equity acceleration or vesting), severance, or benefits before or after the Resignation Date, with the exception of any vested right you may have under the express terms of a written ERISA-qualified benefit plan (e.g., 401(k) account).
5.
Expense Reimbursements. You agree that, within five (5) business days after the Resignation Date, you will submit your final documented expense reimbursement statement reflecting all business expenses you incurred through the Resignation Date, if any, for which you seek reimbursement. The Company will reimburse you for these expenses pursuant to its regular business practice.
6.
Return of Company Property. You agree that, within three (3) business days after the Resignation Date, you will return to the Company all Company documents (and all copies thereof) and other Company property in your possession or control, including, but not limited to, Company files, notes, drawings, records, business plans and forecasts, contact information, financial information, specifications, training materials, computer-recorded information, tangible property including, but not limited to, computers, credit cards, entry cards, identification badges and keys; and any materials of any kind that contain or embody any proprietary or confidential information of the Company (and all reproductions thereof). You represent that you have made a diligent search to locate any such documents, property and information within the required timeframe. In addition, if you have used any personally owned computer, server, e-mail system, mobile phone, portable electronic device (e.g., smartphone, iPad or the like), (collectively, “Personal Systems”) to receive, store, prepare or transmit any Company confidential or proprietary data, materials or information, then within three (3) business days after the Resignation Date, you will permanently delete and expunge all such Company confidential or proprietary information from such Personal Systems without retaining any copy or reproduction in any form (in whole or in part). The Company will provide you with access to Company property, as necessary, to the extent needed for you to perform your Consulting Services; provided that you must return such Company property upon request and not later than the last day of the Consulting Period. You agree that, after the applicable timeframes noted above, you will neither use nor possess Company property.

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7.
No Admissions. You understand and agree that the promises and payments in consideration of this Agreement shall not be construed to be an admission of any liability or obligation by the Company to you or to any other person, and that the Company makes no such admission.
8.
Release of Claims.
(a)
General Release. In exchange for the consideration provided to you under this Agreement to which you would not otherwise be entitled, you hereby generally and completely release the Company, and its affiliated, related, parent and subsidiary entities, and its and their current and former directors, officers, employees, shareholders, partners, agents, attorneys, predecessors, successors, insurers, affiliates, and assigns (collectively, the “Released Parties”) from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring prior to or on the date you sign this Agreement (collectively, the “Released Claims”).
(b)
Scope of Release. The Released Claims include, but are not limited to: (i) all claims arising out of or in any way related to your employment with the Company, or the termination of that employment; (ii) all claims related to your compensation or benefits from the Company, including salary, bonuses, commissions, vacation, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership, equity, or profits interests in the Company; (iii) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (iv) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (v) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990, the federal Age Discrimination in Employment Act of 1967 (as amended) (the “ADEA”), the California Labor Code (as amended), the California Family Rights Act (as amended), and the California Fair Employment and Housing Act (as amended). You acknowledge that you have been advised, as required by California Government Code Section 12964.5(b)(4), that you have the right to consult an attorney regarding this Agreement and that you were given a reasonable time period of not less than five (5) business days in which to do so. You further acknowledge and agree that, in the event you sign this Agreement prior to the end of the reasonable time period provided by the Company, your decision to accept such shortening of time is knowing and voluntary and is not induced by the Company through fraud, misrepresentation, or a threat to withdraw or alter the offer prior to the expiration of the reasonable time period, or by providing different terms to employees who sign such an agreement prior to the expiration of the time period.
(c)
Excluded Claims. Notwithstanding the foregoing, you understand that the following rights or claims are not included in the Released Claims: (i) any rights or claims for indemnification you may have pursuant to any written indemnification agreement with the Company or its affiliate to which you are a party, the charter, bylaws, or operating agreements of the Company or its affiliate, or under applicable law; or (ii) any rights that cannot be waived as a matter of law, such as claims for unemployment and workers compensation benefits.
(d)
Protected Rights. You understand that nothing in this Agreement prevents you from filing, cooperating with, or participating in any proceeding before the Equal Employment Opportunity Commission, the Department of Labor, the California Department of Fair Employment and Housing, or any other government agency, except that you acknowledge and agree that you hereby waive your right to any monetary benefits in connection with any such claim, charge or proceeding. Additionally,

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while this Agreement does not limit your right to receive an award for information provided to the Securities and Exchange Commission, you are otherwise waiving, to the fullest extent permitted by law, any and all rights you may have to individual relief based on any claims that you have released and any rights you have waived by signing this Agreement. Nothing in this Agreement prevents you from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that you have reason to believe is unlawful.
(e)
ADEA Waiver. You acknowledge that you are knowingly and voluntarily waiving and releasing any rights you may have under the ADEA, and that the consideration given for the waiver and release in this Section is in addition to anything of value to which you are already entitled. You further acknowledge that you have been advised, as required by the ADEA, that: (i) your waiver and release do not apply to any rights or claims that may arise after the date that you sign this Agreement; (ii) you should consult with an attorney prior to signing this Agreement (although you may choose voluntarily not to do so); (iii) you have twenty-one (21) calendar days to consider this Agreement (although you may choose voluntarily to sign it earlier, and changes to this Agreement, whether material or immaterial, do not restart the running of the twenty-one (21) calendar day period); (iv) you have seven (7) calendar days following the date you sign this Agreement to revoke it (by providing written notice of your revocation to me); and (v) this Agreement will not be effective until the date upon which the revocation period has expired, which will be the eighth calendar day after the date that this Agreement is signed by you provided that you do not revoke it (the “Effective Date”).
9.
Section 1542 Waiver. In giving the release herein, which includes claims which may be unknown to you at present, you acknowledge that you have read and understand Section 1542 of the California Civil Code, which reads as follows:

“A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.”

You hereby expressly waive and relinquish all rights and benefits under that section and any law of any other jurisdiction of similar effect with respect to your release of claims herein, including but not limited to your release of unknown claims.

10.
Representations. You hereby represent that you have been paid all compensation owed and for all hours worked, have received all the leave and leave benefits and protections for which you are eligible pursuant to the Family and Medical Leave Act, the California Family Rights Act, or otherwise, and have not suffered any on-the-job injury for which you have not already filed a workers’ compensation claim.
11.
Continuing Obligations. You acknowledge and reaffirm your continuing obligations under your signed Confidential Information and Inventions Assignment Agreement, attached hereto as Exhibit A and which is incorporated herein by reference, and agree to abide by those continuing obligations. You agree not to, at any time, take any action through any medium or in any forum, to directly or indirectly disparage the employees, products, business reputation, abilities, or capabilities of the Company or any of its affiliates. This provision includes, without limitation, email, any electronic media, and any postings to the Internet. Notwithstanding the foregoing, it shall not be a breach of this Section for you to comply with the lawful orders or processes of any court, including the obligation to testify truthfully in any legal proceeding. Additionally, this paragraph does not apply to

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communications with any government agency or with the Company. The Company agrees to instruct its current executive officers and members of the Company’s Board of Directors not to disparage you in any manner likely to be harmful to your business reputation or personal reputation; provided that the current executive officers and members of the Company’s Board of Directors may respond accurately and fully to any question, inquiry or request for information when required or permitted by legal process. You understand that the obligations under this Section extend only to the Company’s current executive officers and members of its Board of Directors, and only for so long as they are executive officers or directors of the Company. In addition, nothing in this provision or this Agreement is intended to prohibit or restrain you or the current executive officers and members of the Company’s Board of Directors in any manner from making disclosures protected under the whistleblower provisions of federal or state law or regulation or other applicable law or regulation or as set forth in the section of this Agreement entitled “Protected Rights.”
12.
No Voluntary Adverse Action. You agree that you will not voluntarily (except in response to legal compulsion or as permitted under the section of this Agreement entitled “Protected Rights”) assist any person in bringing or pursuing any proposed or pending litigation, arbitration, administrative claim or other formal proceeding against the Company, its parent or subsidiary entities, affiliates, officers, directors, employees or agents.
13.
Cooperation. You agree to cooperate fully with the Company in connection with its actual or contemplated defense, prosecution, or investigation of any claims or demands by or against third parties, or other matters arising from events, acts, or failures to act that occurred during the period of your employment by the Company. Such cooperation includes, without limitation, making yourself available to the Company upon reasonable notice, without subpoena, to provide complete, truthful and accurate information in witness interviews, depositions, and trial testimony. The Company will reimburse you for reasonable out-of-pocket expenses you incur in connection with any such cooperation (excluding foregone wages) and will make reasonable efforts to accommodate your scheduling needs.
14.
Dispute Resolution. You and the Company agree that any and all disputes, claims, or controversies of any nature whatsoever arising from, or relating to, this Agreement or its interpretation, enforcement, breach, performance or execution, your employment or the termination of such employment (including, but not limited to, any statutory claims) (collectively, “Claims”, each a “Claim”), shall be resolved, pursuant to the Federal Arbitration Act, 9 U.S.C. §1-16, and to the fullest extent permitted by law, by final, binding and confidential arbitration in San Diego, California (or another mutually acceptable location) conducted before a single neutral arbitrator by JAMS, Inc. (“JAMS”) or its successor, under the then applicable JAMS Arbitration Rules and Procedures for Employment Disputes (available at http://www.jamsadr.com/rules-employment-arbitration/). By agreeing to this arbitration procedure, both you and the Company waive the right to have any Claim resolved through a trial by jury or judge or an administrative proceeding. You will have the right to be represented by legal counsel at any arbitration proceeding, at your own expense. This paragraph shall not apply to any action or claim that cannot be subject to mandatory arbitration as a matter of law, including, without limitation, claims brought pursuant to the California Private Attorneys General Act of 2004, as amended, to the extent such claims are not permitted by applicable law to be submitted to mandatory arbitration and the applicable law(s) are not preempted by the Federal Arbitration Act or otherwise invalid (collectively, the “Excluded Claims”). In the event you intend to bring multiple claims, including one of the Excluded Claims listed above, the Excluded Claims may be publicly filed with a court, while any other claims will remain subject to mandatory arbitration. The arbitrator shall have sole authority for determining if a Claim is subject to arbitration, and any other

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procedural questions related to the dispute and bearing on the final disposition. In addition, the arbitrator shall: (a) have the authority to compel adequate discovery for the resolution of the dispute and to award such relief as would otherwise be available under applicable law in a court proceeding; and (b) issue a written statement signed by the arbitrator regarding the disposition of each claim and the relief, if any, awarded as to each claim, the reasons for the award, and the arbitrator’s essential findings and conclusions on which the award is based. The Company shall pay all JAMS arbitration fees in excess of the amount of court fees that would be required of you if the dispute were decided in a court of law. Nothing in this Agreement shall prevent you or the Company from obtaining injunctive relief in court to prevent irreparable harm pending the conclusion of any arbitration. Any awards or orders in such arbitrations may be entered and enforced as judgments in the federal and state courts of any competent jurisdiction.
15.
Miscellaneous. This Agreement, including Exhibit A, constitutes the complete, final and exclusive embodiment of the entire agreement between you and the Company with regard to its subject matter. It is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein, and it supersedes any other such promises, warranties or representations, including, without limitation, the Employment Agreement and your participation under the Company’s 2021 Change in Control and Severance Benefit Plan (the “Severance Plan”) (the Employment Agreement and the Severance Plan are collectively hereinafter referred to as the “Prior Agreements”). You agree and acknowledge that there are no circumstances as of the date of this Agreement that constitute, and nothing contemplated in this Agreement shall be deemed for any purpose to be or to create, an involuntary termination without Cause or a Good Reason resignation right, including for purposes of the Prior Agreements, or any other severance or change in control plan, agreement or policy maintained by the Company. You further hereby expressly waive any claim or right you may have as of the date of this Agreement (if any) to assert that this Agreement, or any other condition or occurrence, forms the basis for a without Cause termination or Good Reason resignation for any purpose, including for purposes of the Prior Agreements, or any other severance or change in control plan, agreement or policy maintained by the Company. This Agreement may not be modified or amended except in a writing signed by both you and a duly authorized officer of the Company. This Agreement will bind the heirs, personal representatives, successors and assigns of both you and the Company, and inure to the benefit of both you and the Company, their heirs, successors and assigns. The Company may freely assign this Agreement, without your prior written consent. You may not assign any of your duties hereunder and you may not assign any of your rights hereunder without the written consent of the Company. If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, this determination will not affect any other provision of this Agreement and the provision in question will be modified so as to be rendered enforceable. This Agreement will be deemed to have been entered into and will be construed and enforced in accordance with the laws of the State of California without regard to conflict of laws principles. Any ambiguity in this Agreement shall not be construed against either party as the drafter. Any waiver of a breach of this Agreement shall be in writing and shall not be deemed to be a waiver of any successive breach. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures were upon the same instrument. Signatures on this Agreement communicated by facsimile or other similar electronic transmission or a digital signature provided through DocuSign (or some other similar service) shall be considered an original signature, and the use of electronic signatures and the keeping of records in electronic form be granted the same legal effect, validity, or enforceability as a signature affixed by hand or the use of a paper-based record keeping system to the extent and as provided for in any applicable law including the Federal Electronic Signatures in Global and National Commerce Act, California digital signature regulations, or any other similar state laws based on the Uniform Electronic Transactions Act.

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If this Agreement is acceptable to you, please sign below and return the original to me within the timeline provided in this Agreement, otherwise the Company’s offer contained herein will automatically expire.

We wish you the best in your future endeavors.

Sincerely,

Janux Therapeutics, Inc.

By: /s/ David Campbell

David Campbell, Ph.D.

President and Chief Executive Officer

Exhibit A – Confidential Information and Inventions Assignment Agreement

I have read, understand and agree fully to the foregoing Agreement:

/s/ Shahram Salek-Ardakani

Shahram Salek-Ardakani, Ph.D.

November 10, 2022

Date

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